UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2015

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July, 26, 2015 the Board of Directors of Air Products and Chemicals, Inc. (“Company”) elected Mr. Charles (“Casey”) Cogut as a director of the Company for a term expiring at the Annual Meeting of Shareholders in January 2016. Mr. Cogut will be assigned to the Audit and Corporate Governance and Nominating Committees. Mr. Cogut will receive the standard compensation arrangements provided to the independent directors of the Company as described in the Company’s 2014 proxy statement. There was no arrangement or understanding between Mr. Cogut and any other persons pursuant to which Mr. Cogut was selected as a director and there are no related party transactions involving Mr. Cogut that are reportable under item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Cogut’s election is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

d.	Exhibits

99.1	Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: July 29, 2015	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 29, 2015

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